Exhibit 10.1

EXTENSION AND THIRD MODIFICATION AGREEMENT

This EXTENSION AND THIRD MODIFICATION AGREEMENT (this “Agreement”) is made as of June 22, 2007 by and among (a) Mack-Cali Realty, L.P. (the “Borrower”), (b) the Lenders party hereto, and (c) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Revolving Credit Agreement dated as of November 23, 2004, as modified by the Extension and Modification Agreement dated as of September 16, 2005 and the Second Modification Agreement dated as of July 14, 2006 (as so modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower has requested that the Lenders extend the maturity date of and make certain other modifications to the Credit Agreement, and the Lenders party hereto are willing to so extend and modify the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Agreement, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2. Modifications to Credit Agreement. As of the Effective Date (as defined in §4 hereof) the Credit Agreement is modified as follows:

2.1. Modifications to §1.1.§1.1. is hereby modified as follows:

2.1.1. The definition of the term “Applicable Margin” is hereby modified by restating the second paragraph of such definition in its entirety to read as follows:

“The applicable debt ratings and the Applicable Margins are set forth in the following table:

S&P Rating	Moody’s Rating	Third Rating	Applicable Margin for Revolving Credit LIBOR Rate Loans	Applicable Margin for Alternate Base Rate Loans
No rating or less than BBB-	No rating or less than Baa3	No rating or less than BBB-/Baa3 equivalent	1.00%	0%
BBB-	Baa3	BBB-/Baa3 equivalent	0.75%	0%
BBB	Baa2	BBB/Baa2 equivalent	0.55%	0%
BBB+	Baa1	BBB+/Baa1 equivalent	0.425%	0%
A- or higher	A3 or higher	A-/A3 equivalent or higher	0.375%	0%

2.1.2. The definition of the term “Capitalized Unencumbered Property NOI” is hereby modified by restating such definition in its entirety to read as follows:

“Capitalized Unencumbered Property NOI. As of any date of determination with respect to an Unencumbered Property (other than an Acquisition Property), an amount equal to the Revised Adjusted Unencumbered Property NOI for such Unencumbered Property for the most recent two (2) complete fiscal quarters multiplied by two (2), with the product being divided by 8.00%, except with respect to CBD Properties, which shall be divided by 6.75%; provided that if such Unencumbered Property has been owned for fewer than two (2) complete fiscal quarters, the Revised Adjusted Unencumbered Property NOI for such Unencumbered Property shall be calculated by using the actual results for the period that such Unencumbered Property has been owned and adjusting such results for a period of two (2) complete fiscal quarters.”

2.1.3. The definition of the term “CBD Property(ies)” is hereby modified by restating such definition in its entirety to read as follows:

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“CBD Property(ies). Collectively, (a) any Real Estate listed on Schedule CBD attached hereto, (b) any improved Real Estate which is located in the borough of Manhattan in New York, New York, Jersey City, New Jersey, or Washington, D.C. which is acquired after June 22, 2007, and (c) any other improved Real Estate which is located in markets with characteristics similar to those identified in clause (b) and is designated by the Agent and the Borrower as a CBD Property from time to time.”

2.1.4. The definition of the term “Consolidated Capitalized NOI” is hereby modified by restating such definition in its entirety to read as follows:

“Consolidated Capitalized NOI. As of any date of determination, an amount equal to Revised Consolidated Adjusted Net Income for the most recent two (2) completed fiscal quarters multiplied by two (2), with the product being divided by 8.00%, except with respect to CBD Properties, which shall be divided by 6.75%; provided that if any Real Estate has been owned for fewer than two (2) complete fiscal quarters, the Revised Consolidated Adjusted Net Income for such Real Estate shall be calculated by using the actual results for the period that such Real Estate has been owned and adjusting such results for a period of two (2) complete fiscal quarters.”

2.1.5. The definition of the term “Consolidated Total Capitalization” is hereby modified by restating such definition in its entirety to read as follows:

“Consolidated Total Capitalization. As of any date of determination, with respect to MCRC, the Borrower and their respective Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum (without double-counting) of:

(a) Consolidated Capitalized NOI (other than with respect to (1) Acquisition Properties and (2) Real Estate with a negative Consolidated Capitalized NOI), plus

(b) the cost of all Acquisition Properties, plus

(c) the value of Unrestricted Cash and Cash Equivalents (excluding until forfeited or otherwise entitled to be retained by the Borrower or its Subsidiaries, tenant security and other restricted deposits), plus

(d) the aggregate costs incurred and paid to date by the Borrower and its Subsidiaries with respect to Construction-In-Process, plus

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(e) the value of Indebtedness of third parties to the Borrower and its Subsidiaries for borrowed money which is secured by mortgage liens on real estate (valued in accordance with GAAP at the book value of such Indebtedness and not then more than 90 days past due or declared by the Borrower or its relevant Subsidiary to be past due), plus

(f) the actual net cash investment by the Borrower and its Subsidiaries in any Other Investments (wherein any such Other Investment (x) does not have any Indebtedness that is then more than 90 days past due or (y) has not been declared to be in default of any monetary or material monetizable obligations), plus

(g) the book value of Unimproved Non-Income Producing Land plus

(h) the value of Eligible Cash 1031 Proceeds;

provided that the value of each of the foregoing items comprising Consolidated Total Capitalization (other than Eligible Cash 1031 Proceeds) shall be subject to the following capped amounts for determining Consolidated Total Capitalization:

(i)	the book value of Unimproved Non-Income Producing Land shall be limited to ten (10%) percent of Consolidated Total Capitalization;

(ii)
investments in Other Investments shall be Without Recourse to the Borrower, the Guarantors and their Subsidiaries other than as expressly permitted in the definition of Other Investment and the amount of such investments shall be limited to fifteen (15%) percent of Consolidated Total Capitalization;

(iii)
the aggregate Project Costs of all Construction-in-Process shall be limited to fifteen (15%) percent of Consolidated Total Capitalization. For purposes hereof, Construction-in-Process shall not include so-called “build to suit” properties which are seventy-five (75%) percent pre-leased (by rentable square foot) and a property shall continue to be valued (for financial covenant compliance purposes) as Construction-in-Process until the end of four (4) consecutive calendar quarters following substantial completion of such property;

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(iv)
the value of Indebtedness of third parties to the Borrower, the Guarantors, or their Subsidiaries for borrowed money which is unsecured or is secured by mortgage liens (valued at the book value of such Indebtedness) shall be limited to fifteen (15%) percent of Consolidated Total Capitalization;

(v)	the investments set forth in clauses (i) through (iv) above, taken in the aggregate, shall be limited to thirty (30%) percent of Consolidated Total Capitalization; and

(vi)	investments in Real Estate other than office, office flex, and industrial/warehouse properties, taken in the aggregate, shall be limited to fifteen (15%) percent of Consolidated Total Capitalization.”

2.1.6. The definition of the term “Construction-in-Process” is hereby modified by deleting the words “the covenant set forth in §9.8(c)” on the fourth line thereof and substituting the words “clause (iii) to the proviso in the definition of Consolidated Total Capitalization in §1.1” in place thereof.

2.1.7. The definition of the term “Maturity Date” is hereby modified by (a) deleting the date “November 23, 2009” on the first line of such definition and substituting the date “June 22, 2011” in place thereof and (b) deleting the percentage “0.25%” in the sixth line thereof and substituting the percentage “0.15%” in place thereof.

2.1.8. The definition of the term “Other Investment” is hereby modified by deleting the reference to “§9.8(b)” in the tenth line thereof and substituting a reference to “clause (ii) to the proviso in the definition of Consolidated Total Capitalization in §1.1” in place thereof.

2.1.9. The definition of the term “Permitted Event” is hereby restated in its entirety to read as follows:

“Permitted Event. The election by the Borrower to exclude a Subsidiary Guarantor, Operating Subsidiary or other Subsidiary as a Credit Party following a Bankruptcy Event with respect to such Subsidiary Guarantor, Operating Subsidiary or other Subsidiary; provided that the aggregate contribution to Consolidation Total Capitalization made by all Subsidiary Guarantors, Operating Subsidiaries and other Subsidiaries subject to such Bankruptcy Event shall not exceed $50,000,000. For purposes hereof, “Bankruptcy Event” shall mean any action or proceeding of the type described in §12.1(g) or §12.1(h).”

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2.1.10. The definition of the term “Required Lenders” is hereby modified by restating such definition in its entirety to read as follows:

“Required Lenders. As of any date, the Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment; provided that if the Total Commitment has been terminated by the Lenders the Required Lenders shall be the Lenders holding at least fifty-one percent (51%) of the sum of the outstanding principal amount of the Loans and the Letter of Credit Participations on such date; and provided further that if any Lender shall be a Delinquent Lender at such time, then there shall be excluded from the determination of Required Lenders the amount of the Commitment, Loans, and Letter of Credit Participations of such Lender, as applicable, at such time.”

2.1.11. The definition of the term “Unencumbered Property” is hereby modified by deleting the words “other than those listed in §8.2(iii) and §8.2(x)” on the fourth line thereof.

2.2. Modification to §2.4(f).§2.4(f) of the Credit Agreement is hereby modified by deleting the table set forth in said §2.4(f) and substituting the following table in place thereof:

S&P Rating	Moody’s Rating	Third Rating	Facility Fee Percentage
No rating or less than BBB-	No rating or less than Baa3	No rating or less than BBB-/Baa3 equivalent	0.25%
BBB-	Baa3	BBB-/Baa3 equivalent	0.20%
BBB	Baa2	BBB/Baa2 equivalent	0.15%
BBB+	Baa1	BBB+/Baa1 equivalent	0.15%
A- or higher	A3 or higher	A-/A3 equivalent or higher	0.125%

2.3. Modification to §2.9. §2.9 of the Credit Agreement is modified by adding the following sentence at the end of said §2.9:

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"Unless otherwise directed by Borrower, any prepayments made by the Borrower shall be applied first to any and all Loans outstanding that are not secured by a Refinancing Mortgage (as defined in §7.12), and only to Loans secured by Refinancing Mortgages if there shall be no other Loans outstanding at the time."

2.4. Modification to §7.5(e). §7.5(e) of the Credit Agreement is hereby modified by deleting said §7.5(e) in its entirety.

2.5. Modification to §7.9. §7.9 of the Credit Agreement is hereby modified by deleting the last sentence of said §7.9 in its entirety and substituting the following new sentence in place thereof:

“Notwithstanding the foregoing, a breach of the covenants in this §7.9 shall only constitute an Event of Default if such breach results in a Material Adverse Effect.”

2.6. Modification to §7.12. §7.12 of the Credit Agreement is hereby modified by restating said §7.12 in its entirety to read as follows:

“§7.12. Use of Proceeds. Subject at all times to the other provisions of this Agreement, the Borrower will use the proceeds of the Loans solely for general working capital needs (including letters of credit) and other general corporate purposes. Without limiting the right of the Borrower to make requests for Loans as provided in §2.5 hereof, it is agreed by the Lenders that, from time to time, on not less than five (5) Business Days’ notice, the Borrower may request proceeds of the Loans be specifically used to refinance certain secured mortgage Indebtedness of the Borrower and/or its Subsidiaries, in which event, a portion of the Loans equal to the amount of the advances made hereunder in connection with such refinancing, at the Borrower's election, may be secured by an amended and restated mortgage on the property securing the mortgage to be refinanced (a "Refinancing Mortgage"). Any such Refinancing Mortgage and any other agreement, certifications, opinions and other documents will be (i) in form and substance reasonably acceptable to the Administrative Agent and its counsel, (ii) be consistent in all material respects with the terms of this Agreement, and (iii) subject to being released or assigned by the Administrative Agent at the request of the Borrower (it being understood and agreed that the Administrative Agent shall not be required to give any representations or warranties with respect to any such release or assignment, including with respect to any aspects of the Indebtedness secured thereby). In addition, in connection with each Refinancing Mortgage, the Administrative Agent, at the request and expense of Borrower, will provide subordination, non-disturbance and attornment agreements. No Real Estate that is subject to a Refinancing Mortgage shall qualify as an Unencumbered Property under this Agreement.”

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2.7. Modification to §8.2. §8.2 of the Credit Agreement is hereby modified by restating said §8.2 in its entirety to read as follows:

“§8.2. Restrictions on Liens, Etc. None of the Borrower, any Guarantor, any Operating Subsidiary and any wholly-owned Subsidiary will: (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (the foregoing items (a) through (e) being sometimes referred to in this §8.2 collectively as “Liens”), in each case, that affect an Unencumbered Property (or the owner thereof), provided that the Borrower, the Guarantors and any Subsidiary may create or incur or suffer to be created or incurred or to exist the following Liens that affect an Unencumbered Property (or the owner thereof):

(i) Liens securing taxes, assessments, governmental charges (including, without limitation, water, sewer and similar charges) or levies or claims for labor, material and supplies that are not yet due and payable;

(ii) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;

(iii) encumbrances on properties consisting of easements, rights of way, covenants, notice of use limitations under Environmental Laws, restrictions on the use of real property and defects and irregularities in the title thereto; landlord’s or lessor’s Liens under Leases to which the Borrower, any Guarantor, or any Subsidiary is a party or bound; purchase options granted at a price not less than the market value of such property; and other similar Liens or encumbrances on properties, none of which interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the owner thereof, and which matters neither (x) individually or in the aggregate have a Material Adverse Effect nor (xx) make title to such property unmarketable by the conveyancing standards in effect where such property is located;

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(iv) any Leases (excluding Synthetic Leases) entered into in good faith with Persons that are not Affiliates; provided that Leases with Affiliates on market terms and with monthly market rent payments required to be paid are Permitted Liens;

(v) Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review; provided that the Borrower shall have obtained a bond or insurance with respect thereto to the Administrative Agent’s reasonable satisfaction; and

(vi) Liens consisting of mortgages, deeds of trust or other security interests granted by a Subsidiary Guarantor to the Borrower or another Guarantor to secure intercompany Indebtedness owing from such Subsidiary Guarantor to the Borrower or such other Guarantor; provided that at all times such Indebtedness and Liens (sometimes referred to herein collectively as the “Intercompany Secured Debt”) shall be held by the Borrower or a Guarantor and the Borrower’s or such Guarantor’s rights or interests therein shall not be subject to any Liens.

Notwithstanding the foregoing provisions of this §8.2, the failure of any Unencumbered Property to comply with the covenants set forth in this §8.2 shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless the cause of such non-qualification otherwise constitutes a Default or an Event of Default.”

2.8. Modification to §8.3. §8.3(b)(i) of the Credit Agreement is hereby modified by restating said §8.3(b)(i) in its entirety to read as follows:

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“(i) the Sale of or granting of an Indebtedness Lien on any Unencumbered Property or other Real Estate so long as no Default or Event of Default has then occurred and is continuing, or would occur and be continuing after giving effect to such Sale or Indebtedness Lien; provided, that prior to (A) any Sale of any Unencumbered Property (for consideration in excess of $75,000,000) or (B) the granting of an Indebtedness Lien with respect to an Unencumbered Property (in connection with the incurrence of Indebtedness in excess of $75,000,000), the Borrower shall provide to the Administrative Agent a statement in the form of Exhibit D hereto signed by the chief financial officer or senior vice president of finance or other thereon designated officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §9 hereof and certifying that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such proposed Sale or Indebtedness Lien and all liabilities, fixed or contingent, pursuant thereto; and provided further, if such Sale involves a qualified, deferred exchange under § 1031 of the Code, the Borrower shall also provide the statements and certifications described in the previous proviso on the date of any release from the escrow account of the proceeds of such qualified, deferred exchange under §1031 of the Code;”

2.9. Modification to §8.6. §8.6 of the Credit Agreement is hereby modified by deleting the current text and restating said §8.6 in its entirety to read as follows:

“§8.6. Distributions. During any period when any Event of Default has occurred and is continuing, neither the Borrower nor MCRC will make any Distributions in excess of the Distributions required to be made by it in order to maintain MCRC’s status as a REIT.”

2.10. Modification to §9.8. §9.8 of the Credit Agreement is hereby modified by deleting said §9.8 in its entirety and substituting the following in place thereof:

“§9.8.  [Intentionally Deleted.]”

2.11. Modification to §12.1(f). §12.1(f) of the Credit Agreement is hereby modified by restating said §12.1(f) in its entirety to read as follows:

“(f) the Borrower or any Guarantor or any of their respective Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace or cure, any obligation for borrowed money or credit received by it (other than current obligations in the ordinary course of business) or in respect of any Capitalized Leases in respect of any Recourse obligations or credit in an aggregate amount in excess of $50,000,000 (determined in accordance with §9.9 hereof) or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received (other than current obligations in the ordinary course of business) or in respect of any Capitalized Leases in respect of any Recourse obligations or credit in an aggregate amount in excess of $50,000,000 (determined in accordance with §9.9 hereof) for such period of time (after the giving of appropriate notice if required) as would permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; and none of the foregoing is a Non-Material Breach.”

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2.12. Schedule 1.2. Schedule 1.2 to the Credit Agreement is hereby modified by deleting said Schedule 1.2 in its entirety and substituting the Schedule 1.2 attached to this Agreement in place thereof.

2.13. Schedule CBD. Schedule CBD to the Credit Agreement is hereby modified by deleting said Schedule CBD in its entirety and substituting the Schedule CBD attached to this Agreement in place thereof.

3. Provisions Of General Application.

3.1. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that (a) each of the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Agreement are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects at and as of the date of this Agreement (except to the extent (i) of changes resulting from transactions contemplated or not prohibited by the Credit Agreement or the other Loan Documents, (ii) of changes occurring in the ordinary course of business, or (iii) that such representations and warranties relate expressly to an earlier date), (b) no Default or Event of Default exists on the date hereof (before and after giving effect to this Agreement), and (c) this Agreement has been duly authorized, executed and delivered by the Borrower and is in full force and effect as of the Effective Date, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

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The Borrower hereby further represents and warrants as of the date hereof that the execution, delivery and performance of this Agreement (i) are within the authority of the Borrower, (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, (iii) do not conflict with any provision of the agreement of limited partnership, any certificate of limited partnership, the charter documents or by-laws of the Borrower or any general partner or other controlling Person thereof, (iv) do not contravene any provisions of, or constitute a default hereunder, a Default or an Event of Default or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or any of the Borrower’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of the Borrower, the Operating Subsidiaries or any Guarantor) or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower, the Operating Subsidiaries or any Guarantor, and (v) do not require (A) the approval or consent of any governmental agency or authority other than those already obtained, or (B) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law.

3.2. No Other Changes. Except as otherwise expressly provided or contemplated by this Agreement, all of the terms, conditions and provisions of the Credit Agreement remain unaltered and in full force and effect. The Credit Agreement and this Agreement shall be read and construed as one agreement. The making of the modifications in this Agreement does not imply any obligation or agreement by the Administrative Agent or any Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion. This Agreement shall be a Loan Document under the Credit Agreement.

3.3. Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of New York. This Agreement and the rights and obligations of each of the parties hereto are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of such State (excluding the laws applicable to conflicts or choice of law).

3.4. Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

3.5. Counterparts. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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4. Effectiveness of this Agreement. This Agreement shall become effective on the date on which the following conditions precedent are satisfied (such date being hereinafter referred to as the “Effective Date”):

(a) Execution and delivery to the Administrative Agent by each of the Lenders, the Borrower, the Guarantors and the Administrative Agent of this Agreement.

(b) Execution and delivery to the Administrative Agent of (i) a certificate of each of the Borrower and MCRC confirming that there have been no changes to their respective charter documents since May 24, 2006, or (ii) if there have been changes to the Borrower’s or MCRC’s charter document since such date, a secretary’s certificate of the Borrower or MCRC certifying as to such changes.

(c) Delivery to the Administrative Agent of an incumbency certificate of the Borrower and MCRC and of resolutions of the board of directors of MCRC authorizing this Agreement.

(d) Payment to the Administrative Agent, for the accounts of the Agents and the Lenders, as applicable, all fees due and payable on or before the Effective Date and all expenses due and payable on or before the Effective Date, including, without limitation, reasonable attorneys’ fees and expenses and other costs and expenses incurred in connection with this Agreement.

(e) Delivery to the Administrative Agent by Seyfarth Shaw LLP, as counsel to the Borrower, and Ballard Spahr Anderson & Ingersoll, LLP, as corporate counsel to MCRC, of opinions addressed to the Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

[Remainder of page left blank intentionally]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Extension and Third Modification Agreement as of the date first set forth above.

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

By: /s/ Barry Lefkowitz
   Name: Barry Lefkowitz
   Title: Executive Vice President
         and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and
as Administrative Agent, Swing Lender and Fronting Bank

By: /s/ Marc E. Constantino
Name: Marc E. Costantino
Title: Executive Director

BANK OF AMERICA, N.A.

By: /s/ Charlotte W. Deinhart
Name: Charlotte W. Deinhart
Title: Vice President

SCOTIABANC, INC.

By: /s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Cynthia A. Bean
Name: Cynthia A. Bean
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Christopher B. Wilson
Name: Christopher B. Wilson
Title: Vice President

SUNTRUST BANK

By:/s/ Gregory T. Horstman
Name: Gregory T. Horstman
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ J. Richard Litton
Name: J. Richard Litton
Title: Vice President

CITICORP NORTH AMERICA, INC.

By: /s/ Michael Chlopak
Name: Michael Chlopak
Title: Managing Director

US BANK NATIONAL ASSOCIATION

By: /s/ Joann L. St. Peter
Name: Joann L. St. Peter
Title: Vice President

BANK OF CHINA, NEW YORK BRANCH

By: /s/ William W. Smith
Name: William W. Smith
Title: Deputy General Manager

THE BANK OF NEW YORK

By: /s/ David Applebaum
Name: David Applebaum
Title: Vice President

CHEVY CHASE BANK, F.S.B.

By: /s/ Dory Halati
Name: Dory Halati
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ Brenda Casey
Name: Brenda Casey
Title: Director

By: /s/ J. T. Johnston Coe
Name: J.T. Johnston Coe
Title: Managing Director

MIZUHO CORPORATE BANK, LTD.

By: /s/ Makoto Murata
Name: Makoto Murata
Title: Deputy General Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /s/ James T. Taylor
Name: James T. Taylor
Title: Vice President

NORTH FORK BANK

By: /s/ Anthony F. DeSenzo
Name: Anthony F. DeSenzo
Title: Senior Vice President

COMERICA BANK

By: /s/ Leslie A. Vogel
Name: Leslie A. Vogel
Title: Vice President

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By: /s/ Jim C. Y. Chen
Name: Jim C.Y. Chen
Title: VP & General Manager

FIRST COMMERCIAL BANK, NEW YORK AGENCY

By: /s/ Bruce M. J. Ju
Name: Bruce M. J. Ju
Title: SVP & General Manager

MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD. NEW YORK BRANCH

By: /s/ Tsang-Pei Hsu
Name: Tsang-Pei Hsu
Title: VP & DGM

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Brett Thompson
Name: Brett Thompson
Title: Vice President

HUA NAN COMMERCIAL BANK, NEW YORK AGENCY

By: /s/ Henry Hsieh
Name: Henry Hsieh
Title: Assistant Vice President

BANK HAPOALIM B.M.

By: /s/ Charles McLaughlin
Name: Charles McLaughlin
Title: Senior Vice President

BANK HAPOALIM B.M.

By: /s/ Marc Bosc
Name: Marc Bosc
Title: Vice President

Mack-Cali Realty Corporation
Schedule CBD
CBD Properties

Property Address	City/State

Harborside Financial Center 1	Jersey City, NJ
Harborside Financial Center 2	Jersey City, NJ
Harborside Financial Center 3	Jersey City, NJ
Harborside Financial Center 4-A	Jersey City, NJ
Harborside Financial Center 5	Jersey City, NJ
101 Hudson Street	Jersey City, NJ

1400 L Street	Washington, DC
1201 Connecticut Avenue NW	Washington, DC

125 Broad Street - Unit A and Unit C	New York, NY